Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Contact:	William M. Lowe, Jr.	Dean W. Dimke
	Executive Vice President and	Director of Corporate and
	Chief Financial Officer	Investor Communications
	williamlowe@KEMET.com	deandimke@KEMET.com
	864-963-6484	954-766-2800

KEMET REPORTS SECOND QUARTER OF FISCAL YEAR 2012 RESULTS

•                  Net sales of $265.5 million in the second quarter up 6.8% compared to prior year second quarter

•                  GAAP net income per diluted share for the second quarter of fiscal year 2012 of $0.27

•                  Non-GAAP net income per diluted share for the second quarter of fiscal year 2012 of $0.43

•                  Adjusted EBITDA of $42.1 million in the second quarter

Greenville, South Carolina (October 27, 2011) - KEMET Corporation (NYSE: KEM) today reported preliminary results for the second fiscal quarter ended September 30, 2011.  Net sales for the quarter ended September 30, 2011 were $265.5 million, which is a 6.8% increase over the same quarter last fiscal year. Net sales for the first half of fiscal year 2012 were $555.4 million which is a 12.8% increase over the same period last fiscal year.

On a U.S. GAAP basis, net income was $14.3 million, or $0.27 per diluted share for the second quarter of fiscal year 2012 compared to a net income of $34.9 million or $0.68 per diluted share for the same quarter last year. The second quarter of fiscal year 2012 includes $1.6 million of restructuring charges primarily associated with the relocation of equipment and personnel reduction costs.  The second quarter of fiscal year 2011 included $2.3 million of restructuring charges primarily associated with the relocation of equipment, a $1.8 million net gain on sales of assets and a $2.0 million gain on licensing of patents.

Non-GAAP adjusted net income was $22.4 million or $0.43 per diluted share for the second quarter of fiscal year 2012 compared to a $31.9 million of adjusted net income or $0.62 per diluted share for the same quarter last year.

“Throughout most of the quarter we continued to see demand that met our expectations resulting in financial performance in line with our forecast,” said Per Loof KEMET’s Chief Executive Officer.  “The quarter ahead will be challenging as the distribution channel in all regions adjust their inventory position, but we are optimistic that this is a temporary adjustment. Early indications are that the flood disaster in Thailand may have taken a substantial portion of capacitor supply off line. Such effect could mitigate both the inventory corrections and softening demand in our fourth fiscal quarter that ends at March 31, 2012.  We intend to be supportive of those affected by the flooding and we are preparing our operations to fill the supply gap created by this disaster,” continued Loof.

About KEMET

The Company’s common stock is listed on the NYSE under the ticker symbol “KEM” (NYSE: KEM).  At the Investor Relations section of our web site at http://www.KEMET.com/IR, users may subscribe to KEMET news releases and find additional information about our Company.  KEMET applies world class service and quality to deliver industry leading, high performance capacitance solutions to its customers around the world and offers the world’s most complete line of surface mount and through hole capacitor technologies across tantalum, ceramic, film, aluminum, electrolytic, and paper dielectrics. Additional information about KEMET can be found at http://www.KEMET.com.

QUIET PERIOD

Beginning January 1, 2012, we will observe a quiet period during which the information provided in this news release and our quarterly report on Form 10-Q will no longer constitute our current expectations. During the quiet period, this information should be considered to be historical, applying prior to the quiet period only and not subject to update by management. The quiet period will extend until the day when our next quarterly earnings release is published.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about KEMET Corporation’s (the “Company”) financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets, in which the Company operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates,” variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to the following:

(i) adverse economic conditions could impact our ability to realize operating plans if the demand for our products declines, and such conditions could adversely affect our liquidity and ability to continue to operate; (ii) adverse economic conditions could cause the write down of long-lived assets; (iii) an increase in the cost or a decrease in the availability of our principal raw materials; (iv) changes in the competitive environment; (v) uncertainty of the timing of customer product qualifications in heavily regulated industries; (vi) economic, political, or regulatory changes in the countries in which we operate; (vii) difficulties, delays or unexpected costs in completing the restructuring plan; (viii) inability to attract, train and retain effective employees and management; (ix) inability to develop innovative products to maintain customer relationships and offset potential price erosion in older products; (x) exposure to claims alleging product defects; (xi) the impact of laws and regulations that apply to our business, including those relating to environmental matters; (xii) volatility of financial and credit markets affecting our access to capital; (xiii) needing to reduce the total costs of our products to remain competitive; (xiv) potential limitation on the use of net operating losses to offset possible future taxable income; (xv) restrictions in our debt agreements that limit our flexibility in operating our business; and (xvi) additional exercise of the warrant by K Equity which could potentially result in the existence of a significant stockholder who could seek to influence our corporate decisions.

KEMET CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

(Amounts in thousands, except per share data)

(Unaudited)

	Quarters ended September 30,		Six Months Ended September 30,
	2011	2010	2011	2010

Net sales	$265,514	$248,588	$555,370	$492,382

Operating costs and expenses:
Cost of sales	203,319	178,870	413,823	361,756
Selling, general and administrative expenses	28,355	24,999	58,631	49,214
Research and development	7,362	6,224	14,448	12,255
Restructuring charges	1,605	2,303	2,630	4,095
Net (gain) loss on sales and disposals of assets	(40)	(1,770)	83	(1,435)
Total operating costs and expenses	240,601	210,626	489,615	425,885
Operating income	24,913	37,962	65,755	66,497

Other (income) expense:
Interest income	(31)	(84)	(74)	(105)
Interest expense	7,282	7,334	14,682	14,792
Other (income) expense, net	1,297	(4,792)	1,202	(3,118)
Loss on early extinguishment of debt	—	—	—	38,248
Income before income taxes	16,365	35,504	49,945	16,680
Income tax expense	2,047	593	3,778	1,868
Net income	$14,318	$34,911	$46,167	$14,812

Net income per share:
Basic	$0.32	$1.29	$1.10	$0.55
Diluted	$0.27	$0.68	$0.88	$0.29

Weighted-average shares outstanding:
Basic	44,370	27,092	41,924	27,092
Diluted	52,230	51,194	52,307	50,529

KEMET CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

(Amounts in thousands, except per share data)

	September 30, 2011	March 31, 2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$127,163	$152,051
Accounts receivable, net	114,499	150,370
Inventories, net	224,573	206,440
Restricted cash	36,497	—
Prepaid expenses and other	31,477	28,097
Deferred income taxes	5,351	5,301
Total current assets	539,560	542,259
Property and equipment, net of accumulated depreciation of $762,380 and $740,773 as of September 30, 2011 and March 31, 2011, respectively	310,032	310,412
Goodwill and intangible assets, net	21,329	20,092
Other assets	10,765	11,546
Total assets	$881,686	$884,309

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$37,695	$42,101
Accounts payable, trade	74,424	90,997
Accrued expenses	77,036	88,291
Income taxes payable	3,044	4,265
Total current liabilities	192,199	225,654
Long-term debt, less current portion	229,611	231,215
Other non-current obligations	51,780	59,727
Deferred income taxes	8,559	7,960

Stockholders’ equity:
Preferred stock, par value $0.01, authorized 10,000 shares, none issued	—	—
Common stock, par value $0.01, authorized 175,000 and 300,000 shares, issued 46,508 and 39,508 shares, at September 30, 2011 and March 31, 2011, respectively	465	395
Additional paid-in capital	469,969	479,322
Retained deficit	(41,578)	(87,745)
Accumulated other comprehensive income	14,122	22,555
Treasury stock, at cost (1,880 and 2,370 shares at September 30, 2011 and March 31, 2011, respectively)	(43,441)	(54,774)
Total stockholders’ equity	399,537	359,753

Total liabilities and stockholders’ equity	$881,686	$884,309

KEMET CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	Six Months Ended September 30,
	2011	2010
Sources (uses) of cash and cash equivalents
Operating activities:
Net income	$46,167	$14,812
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,011	28,642
Amortization of debt discount and debt issuance costs	2,056	2,754
Net (gain) loss on sales and disposals of assets	83	(1,435)
Stock-based compensation expense	2,175	482
Change in deferred income taxes	379	(418)
Change in operating assets	18,438	(39,109)
Change in operating liabilities	(42,517)	14,376
Other	1,197	(1,907)
Loss on early extinguishment of debt	—	38,248
Net cash provided by operating activities	50,989	56,445

Investing activities:
Capital expenditures	(20,105)	(13,821)
Acquisition, net of cash received	(11,584)	—
Proceeds from sales of assets	—	5,425
Net cash used in investing activities	(31,689)	(8,396)

Financing activities:
Change in restricted cash	(36,497)	—
Proceeds from issuance of debt	—	227,434
Payments of long-term debt	(4,084)	(228,543)
Net payments under other credit facilities	(3,153)	(1,779)
Proceeds from exercise of stock options	159	—
Debt issuance costs	(29)	(7,461)
Debt extinguishment costs	—	(207)
Net cash used in financing activities	(43,604)	(10,556)
Net increase (decrease) in cash and cash equivalents	(24,304)	37,493
Effect of foreign currency fluctuations on cash	(584)	762
Cash and cash equivalents at beginning of fiscal period	152,051	79,199
Cash and cash equivalents at end of fiscal period	$127,163	$117,454

Non-U.S. GAAP Financial Measures

In this news release, the Company makes reference to certain Non-U.S. GAAP financial measures, including “Adjusted net income”, “Adjusted net income per share” and “Adjusted EBITDA”.  Management believes that investors may find it useful to review the Company’s financial results as adjusted to exclude items as determined by management.

Adjusted Net Income and Adjusted Net Income Per Share

“Adjusted net income” and “Adjusted net income per share” represent net income and net income per share excluding restructuring charges related primarily to equipment moves and employee severance, plant start-up costs, amortization related to debt issuance costs and debt discount, net foreign exchange gain/loss, loss on early extinguishment of debt, net gain/loss on sales and disposals of assets, ERP integration costs, stock-based compensation expense, registration related fees, acquisition related fees, gain on licensing of patents, and income tax effect on non-GAAP adjustments.  Management believes that these Non-U.S. GAAP financial measures are useful to investors because they provide a supplemental way to understand the underlying operating performance of the Company.  Management uses these Non-U.S. GAAP financial measures to evaluate operating performance.  Non-U.S. GAAP financial measures should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with U.S. GAAP.

The following table provides reconciliation from U.S. GAAP net income to Non-U.S. GAAP adjusted net income:

GAAP to Non-GAAP Reconciliation

	Quarters Ended			Six Months Ended September 30,
	September 30, 2011	June 30, 2011	September 30, 2010	2011	2010
	(Unaudited) (Amounts in thousands, except per share data)

Net sales	$265,514	$289,856	$248,588	$555,370	$492,382

Net income	$14,318	$31,849	$34,911	$46,167	$14,812
Basic net income per share	$0.32	$0.81	$1.29	$1.10	$0.55
Diluted net income per share	$0.27	$0.61	$0.68	$0.88	$0.29

Excluding the following items (Non-GAAP)

Net income	$14,318	$31,849	$34,911	$46,167	$14,812
Adjustments:
Restructuring charges	1,605	1,025	2,303	2,630	4,095
Plant start-up costs	718	—	—	718	—
Amortization included in interest expense	1,012	1,044	830	2,056	2,754
Net (gain) loss on sales and disposals of assets	(40)	123	(1,770)	83	(1,435)
ERP integration costs	1,918	1,205	375	3,123	655
Stock-based compensation expense	984	1,191	333	2,175	482
Registration related fees	77	204	—	281	—
Acquisition related fees	—	610	—	610	—
Gain on licensing of patents	—	—	(2,000)	—	(2,000)
Net foreign exchange (gain) loss	1,391	(123)	(2,679)	1,268	(1,407)
Loss on early extinguishment of debt	—	—	—	—	38,248
Income tax effect of non-GAAP adjustments (1)	406	(159)	(364)	247	(632)
Adjusted net income (excluding adjustments)	$22,389	$36,969	$31,939	$59,358	$55,572

Adjusted net income per share (excluding adjustments)
Basic	$0.50	$0.94	$1.18	$1.42	$2.05
Diluted	$0.43	$0.71	$0.62	$1.13	$1.10

(1)  The income tax effect of the excluded items is calculated by applying the applicable jurisdictional income tax rate, considering the deferred tax valuation for each applicable jurisdiction.

Adjusted EBITDA

Adjusted EBITDA represents net income before income tax expense, net interest expense, and depreciation and amortization expense, adjusted to exclude: restructuring charges, plant start-up costs, net foreign exchange gain/loss, stock-based compensation expense, gain/loss on sales and disposals of assets, ERP integration costs, registration related fees, acquisition related fees, gain on licensing of patents, and loss on early extinguishment of debt.  We use Adjusted EBITDA to monitor and evaluate our operating performance and to facilitate internal and external comparisons of the historical operating performance of our business.  We present Adjusted EBITDA as a supplemental measure of our performance and ability to service debt.  We also present Adjusted EBITDA because we believe such measure is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

We believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up; depreciation and amortization are non-cash charges. The other items excluded from Adjusted EBITDA are excluded in order to better reflect our continuing operations.

In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments noted below.  Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these types of adjustments.  Adjusted EBITDA is not a measurement of our financial performance under U.S. GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with U.S. GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.

Our Adjusted EBITDA measure has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.  Some of these limitations are:

•                  it does not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;

•                  it does not reflect changes in, or cash requirements for, our working capital needs;

•                  it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payment on our debt;

•                  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our Adjusted EBITDA measure does not reflect any cash requirements for such replacements;

•                  it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;

•                  it does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations;

•                  it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and

•                  other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations.  You should compensate for these limitations by relying primarily on our U.S. GAAP results and using Adjusted EBITDA only supplementally.

The following table provides a reconciliation from U.S. GAAP net income to Adjusted EBITDA (amounts in thousands):

	Quarters Ended September 30,		Six Months Ended September 30,
	2011	2010	2011	2010
Net income	$14,318	$34,911	$46,167	$14,812

Adjustments:
Income tax expense	2,047	593	3,778	1,868
Interest expense, net	7,251	7,250	14,608	14,687
Depreciation and amortization	11,852	14,132	23,011	28,642
Restructuring charges	1,605	2,303	2,630	4,095
Plant start-up costs	718	—	718	—
Net foreign exchange (gain) loss	1,391	(2,679)	1,268	(1,407)
Stock-based compensation expense	984	333	2,175	482
Net (gain) loss on sales and disposals of assets	(40)	(1,770)	83	(1,435)
ERP integration costs	1,918	375	3,123	655
Registration related fees	77	—	281	—
Acquisition related fees	—	—	610	—
Gain on licening of patents	—	(2,000)	—	(2,000)
Loss on early extinguishment of debt	—	—	—	38,248

Adjusted EBITDA	$42,121	$53,448	$98,452	$98,647